UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2013

HARVEST NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10762	77-0196707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(Address of principal executive offices) (Zip Code)

(281) 899-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On March 29, 2013, management, after consultation with the Audit Committee of the Board of Directors (the “Audit Committee”) of Harvest Natural Resources, Inc. (the “Company”), concluded that the Company’s financial statements for the years ended December 31, 2011 and 2010 and the fiscal quarters ended March 31, 2011, June 30, 2011, September 30, 2011, December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2012 should no longer be relied upon and, accordingly, the Company will restate such financial statements (collectively the “Restated Periods”). The Audit Committee confirmed management’s conclusions on April 1, 2013.

The restatements relate to the correction of certain errors related to the following:

•

Certain warrants issued in 2010 in connection with our $60 million term loan facility (the “Warrants”) were improperly valued at inception and improperly classified as equity instruments rather than liability instruments. As a result of the improper classification of the Warrants, the debt discount and associated interest expense related to the amortization of the debt discount was understated for all periods in which the associated debt was outstanding. Additionally, the consolidated statement of operations and comprehensive income (loss) for each reporting period was misstated by the omission of the changes in fair value of the Warrants as a liability instrument.

•

As a result of the errors related to the Warrants described above, loss on extinguishment of debt was understated for the year ended December 31, 2011 and the quarters ended June 30, 2011, September 30, 2011 and December 31, 2011.

•

Certain exploration overhead was incorrectly capitalized to unproved properties, which under the successful efforts method of accounting should have been expensed, and certain leasehold maintenance and other costs were improperly capitalized to oil and gas properties, which under the successful efforts method of accounting should have been expensed.

•

In addition, advances to equity affiliate were improperly classified as an operating activity rather than an investing activity and certain costs were improperly classified as an investing activity rather than an operating activity on the consolidated statement of cash flows.

•	Additionally, an error was identified in the calculation of earnings (loss) per diluted share for the year ended December 31, 2011 and the quarterly period ended June 30, 2011.

•

The Company will also correct the financial statements for previously identified immaterial errors and an income statement reclassification between exploration expense and impairment of oil and gas properties for the year ended December 31, 2011 and the quarterly period ended September 30, 2011.

•

An additional error was identified related to the improper expensing of costs associated with debt conversions that should have been recorded to equity for the quarters ended March 31, 2012 and September 30, 2012.

We are also evaluating our permanent reinvestment assertion related to certain tax matters.

In addition, management has determined that the following material weaknesses in internal control over financial reporting exist as of December 31, 2012:

•

In certain areas, we did not maintain a sufficient complement of resources with an appropriate level of accounting knowledge, experience and training commensurate with our financial reporting requirements. This limited our ability, in certain areas, to ensure the necessary consistent communication, reinforcement and application of accounting policies to make appropriate accounting and disclosure decisions.

•

We did not maintain effective internal control over the accuracy, valuation and application of generally accepted accounting principles related to the capitalization, classification and impairment of costs for oil and gas properties.

•	We did not maintain effective controls to provide reasonable assurance that journal entries were appropriately recorded or that they were properly reviewed for validity, accuracy and completeness.

•	We did not maintain effective controls over the preparation and review of the statement of cash flows.

•	We did not maintain effective controls over significant and complex debt and equity transactions.

Certain of these material weaknesses resulted in errors that required the restatement of our annual and interim consolidated financial statements as noted above.

The Company intends to file amendments to its quarterly reports on Form 10-Q/A for each fiscal quarter ended March 31, 2012, June 30, 2012 and September 2012, which will also include amendments to the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011. The Company intends to restate its financial statements for the Restated Periods in the 2012 Form 10-K, which the Company currently expects to file with the Securities and Exchange Commission as soon as reasonably practicable after this filing to correct the accounting treatment for the items discussed above.

The Audit Committee and management of the Company have discussed the matters disclosed in this Item 4.02(a) of Form 8-K with PricewaterhouseCoopers LLP, the Company’s independent accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST NATURAL RESOURCES, INC.
Dated: April 3, 2013
	By:	/s/ Keith L. Head
Keith L. Head
Vice President and General Counsel